                                                                   Exhibit 10.21

                           CHAMPION ENTERPRISES, INC.
             2000 STOCK COMPENSATION PLAN FOR NONEMPLOYEE DIRECTORS
              (AS AMENDED AND RESTATED EFFECTIVE DECEMBER 18, 2002)

                             I. GENERAL PROVISIONS

         1.1 ESTABLISHMENT. On February 29, 2000, the Board of Directors ("Board") of Champion Enterprises, Inc. ("Corporation") adopted the Champion Enterprises, Inc. Stock Compensation Plan for Nonemployee Directors ("Plan"), subject to the approval of shareholders at the Corporation's Annual Meeting on May 2, 2000. The Plan subsequently was amended on November 4, 2000 and May 21, 2001 and is hereby amended and restated effective December 18, 2002. The Plan is intended to replace the 1995 Stock Retainer Plan for Nonemployee Directors and 1991 Stock Plan for Directors.

         1.2 PURPOSE. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by encouraging Directors of the Corporation to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders.

         1.3 STOCK OWNERSHIP GUIDELINES. It is anticipated that each Director will satisfy the stock ownership guidelines adopted from time to time by the Corporation. Each Director is expected to own and retain 10,000 shares of the Corporation's Common Stock by December 31, 2005 (or, for new Directors after December 18, 2002, within three years after joining the Board). For purposes of this paragraph, "ownership" shall include shares of Common Stock owned outright by a Director, as well as vested and unvested Restricted Shares and vested and unvested Common Stock deferred by a Director pursuant to a Deferred Stock Grant.

         1.4 DEFINITIONS. As used in this Plan, the following terms have the meaning described below:

                  (a) "BOARD" means the Board of Directors of the Corporation.

                  (b) "CASH RETAINER" means the cash component of a Director's compensation for services on the Board, payable quarterly in arrears to each Director who served for all or a portion of such quarter.

                  (c) "CODE" means the Internal Revenue Code of 1986, as amended.

                  (d) "COMMON STOCK" means shares of the Corporation's authorized common stock.

                  (e) "CORPORATION" means Champion Enterprises, Inc., a Michigan corporation.

                  (f) "DEFERRED STOCK GRANT" means a Stock Retainer that a Director has elected to defer until Retirement, death, or other termination of services on the Board, whichever occurs first.

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                                                                   Exhibit 10.21

                  (g) "DIRECTOR" means an individual who has been elected or appointed to serve as a Director of the Corporation and is not an employee of the Corporation or a Subsidiary.

                  (h) "FAIR MARKET VALUE" means the New York Stock Exchange closing price of the Corporation's Common Stock on the Grant Date, as reported in The Wall Street Journal. In the event that there were no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions.

                  (i) "GRANT DATE" means the date of the applicable Annual Meeting on which a Stock Retainer is granted, unless a Director is appointed, in which case the Grant Date means the date of the Director's appointment to the Board.

                  (j) "PLAN" means the Champion Enterprises, Inc. 2000 Stock Compensation Plan for Nonemployee Directors (as amended and restated effective December 18, 2002), the terms of which are set forth herein, and any amendments thereto.

                  (k) "RESTRICTED SHARES" means shares of Common Stock granted pursuant to a Stock Retainer that are nontransferable until the restrictions lapse.

                  (l) "RETIREMENT" means retirement in accordance with the Corporation's retirement policy for Directors.

                  (m) "RULE 16B-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor provision in effect at the applicable time).

                  (n) "STOCK ACCOUNT" means the bookkeeping account established for each Director to record the Stock Retainer shares that a Director has elected to defer pursuant to Sections 2.2 and 2.3. The Stock Account shall be used solely for purposes of determining the number of shares to be paid to a Director under the Plan and shall not constitute or be treated as a trust fund of any kind.

                  (o) "STOCK RETAINER" means the payment of Common Stock as the annual equity retainer for service as a Director.

                  (p) "SALE OR MERGER OF THE CORPORATION" means the occurrence of any of the following events: (i) the acquisition of ownership by a person, firm or corporation, or a group acting in concert, of more than fifty percent of the outstanding Common Stock of the Corporation in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of the Corporation to any person, firm or corporation; or (iii) a merger or similar transaction between the Corporation and another entity if shareholders of the Corporation do not own a majority of the voting stock of the corporation surviving the transaction.

                  (q)      "SUBSIDIARY" means a corporation defined in Code
Section 424(f).

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                                                                   Exhibit 10.21

         1.5      ELIGIBILITY AND PARTICIPATION. All Directors as defined in
Section 1.4(g) are eligible to participate in the Plan and each such Director shall participate as described in Articles II and III.

         1.6      STOCK.

                  (a)      Subject to the provisions of paragraph (c) of this
Section 1.6 and the provisions of Section 4.1, no more than 1,328,901 shares of Common Stock may be issued pursuant to the Plan.

                  (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Corporation or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of the Plan.

                  (c) Any shares of Common Stock granted hereunder that are reacquired by the Corporation for any reason, shall no longer be charged against the limitation provided for in paragraph (a) of this Section 1.6 and may again be issued pursuant to the terms of the Plan, provided that no Director acquired any benefits of ownership from such shares. For purposes of this paragraph, "benefits of ownership" shall include the payment of a stock dividend, but shall exclude voting rights.

                          II. TERMS OF STOCK RETAINERS

         2.1 STOCK RETAINERS. Stock Retainers shall be subject to the following provisions:

                  (a) Except as provided in paragraph (b) of this Section 2.1, effective on each Annual Meeting date through and including the Annual Meeting date for the year 2005, each individual elected or reelected as a Director at an Annual Meeting shall be paid a Stock Retainer consisting of 5,000 Restricted Shares of Common Stock for his or her services as a Director until the next Annual Meeting of Shareholders. Any Director who is appointed to serve as the chairperson of a Board committee during such year shall receive an additional 750 shares of Common Stock (subject to the election in Section 2.2 below).

                  (b) Any new Director who is appointed by the Board to fill a vacancy on the Board or who becomes a committee chairperson prior to an Annual Meeting shall receive a Stock Retainer consisting of a prorated number of Restricted Shares for such interim term (subject to the election in Section 2.2 below).

                  (c) The restrictions on the Restricted Shares granted pursuant to a Stock Retainer shall lapse on 50% of the Restricted Shares upon a Director's completion of six months of service on the Board following the Stock Retainer Grant Date and shall lapse on 100% of the Restricted Shares upon a Director's completion of one year of service on the Board following the Stock Retainer Grant Date. A Director who terminates his or her service on the Board prior to the lapse of such restrictions shall forfeit the Restricted Shares for which the restrictions have not lapsed as of the date of his or her termination of Board services. Restricted Shares may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions have lapsed. Prior to the lapse of restrictions, a Director holding Restricted Shares granted hereunder

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                                                                   Exhibit 10.21

may exercise full voting rights with respect to the Restricted Shares. Also during the restriction period, a Director shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Shares. If any dividends or distributions are paid in shares of Common Stock during the restriction period, the dividend or other distribution shares shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

                  (d) Each certificate representing Restricted Shares shall bear the following legend:

                  The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer set forth in the Champion Enterprises, Inc. 2000 Stock Compensation Plan for Nonemployee Directors (as amended and restated effective December 18, 2002) ("Plan"), rules and administrative guidelines adopted pursuant to such Plan and the Stock Retainer grant of Restricted Shares dated __________, 200__. A copy of the Plan, and such rules and administrative guidelines that pertain to the Stock Retainer grant of Restricted Shares may be obtained from the General Counsel of Champion Enterprises, Inc.

         2.2 STOCK RETAINER ELECTION. The normal form of equity payment under the Plan for services as a Director is a Stock Retainer, paid in Restricted Shares of the Corporation's Common Stock; provided; however, that within 30 days following the date on which a Director is first elected or appointed to the Board, the Director may submit an irrevocable written election form requesting that his or her initial Stock Retainer be paid in the form of a Deferred Stock Grant. For each subsequent year, each Director may submit an election form prior to the end of the calendar year immediately preceding the Annual Meeting to which the election relates. Pursuant to the election form, each Director may elect to receive his or her Stock Retainer in the form of a Deferred Stock Grant, to be paid in the form of shares of the Corporation's Common Stock following the first to occur of the Director's Retirement, death or termination of services on the Board.

         2.3 DEFERRED STOCK GRANT. A Director who elects to receive his or her Stock Retainer in the form a Deferred Stock Grant shall have such Deferred Stock Grant allocated to a bookkeeping account in the name of the Director ("Stock Account"), which shall be adjusted in accordance with Section 4.1 (a) for certain corporate events, including stock splits, subdivisions, combinations or reclassifications of Common Stock, and increased from time to time by dividends on the hypothetical shares held in the Stock Account. For such purposes, at the time cash or stock dividends are declared by the Corporation, each Stock Account shall be increased by the number of shares that corresponds to the cash or stock dividend amount that would have been payable on the number of hypothetical shares held in the bookkeeping account had such shares been outstanding at the time the dividend was declared. Stock Account shares shall be subject to the same restrictions as are applicable to Restricted Shares granted pursuant to a Stock Retainer. Restrictions on Stock Account shares shall lapse on 50% of each Deferred Stock Grant upon a Director's completion of six months of service on the Board following the Grant Date of the Deferred Stock Grant and shall lapse on 100% of the Deferred Stock Grant upon a Director's

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                                                                   Exhibit 10.21

completion of one year of service on the Board following the Grant Date of the Deferred Stock Grant. A Director who terminates his or her service on the Board prior to the lapse of such restrictions shall forfeit the Deferred Stock Grant shares for which the restrictions have not lapsed as of the date of his or her termination of Board services. Deferred Stock Grant shares may not be transferred, pledged, assigned or otherwise alienated or hypothecated until the restrictions have lapsed.

         2.4 RETIREMENT, TERMINATION OF SERVICES OR DEATH. If a Director terminates services on the Board for any reason other than a Sale or Merger of the Corporation, the Director's Restricted Shares and Stock Account shares still subject to restrictions shall automatically be forfeited by the Director and, subject to Section 1.6, shall be available for new grants under the Plan as of such termination date; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all Restricted Shares and Stock Account shares and add such new restrictions to Restricted Shares as it deems appropriate.

                          III. TERMS OF CASH RETAINERS

         3.1 CASH RETAINERS. Effective January 1, 2003, Cash Retainers shall be paid to Directors subject to the following provisions:

                  (a) Except as provided in paragraph (b) of this Section 3.1, on each Annual Meeting date through and including the Annual Meeting Date for the year 2005, each individual elected or reelected as a Director at an Annual Meeting shall be entitled to a Cash Retainer of $30,000, paid quarterly in arrears, for his or her services as a Director until the next Annual Meeting. A Director also shall receive a $1,500 fee for personal attendance, or $750 for telephonic attendance, at each Board meeting and shall in addition receive the same compensation for a committee meeting, if the committee meeting is not the same day as a Board meeting.

                  (b) Any new Director who is appointed by the Board to fill a vacancy on the Board prior to an Annual Meeting shall receive a prorated Cash Retainer for such interim term.

                  (c) A Director who serves as a committee chairperson shall receive an additional annual Cash Retainer of $4,500, paid on the same basis as the normal Cash Retainer.

                                IV. MISCELLANEOUS

         4.1      ADJUSTMENT PROVISIONS.

                  (a) The total amount of Common Stock reserved under the Plan shall be adjusted pro rata for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a stock split, subdivision or combination of shares of Common Stock, or a reclassification of Common Stock.

                  (b) In the event of a Sale or Merger of the Corporation, any transfer restrictions still in effect shall automatically lapse.

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                                                                   Exhibit 10.21

                  (c) The foregoing adjustments shall provide for the elimination of any fractional share.

         4.2      PLAN EFFECTIVE DATE, TERMINATION AND AMENDMENT.

                  (a) The Plan shall be effective upon approval of the shareholders at the Corporation's Annual Meeting on May 2, 2000 and shall continue up to and including the Annual Meeting in the year 2005. Cash Retainers shall be added to the Plan effective January 1, 2003. No new Stock Retainers or Cash Retainers shall be awarded under this Plan after the Annual Meeting in the year 2005.

                  (b) The Plan may be amended or terminated by the Board of Directors at any time upon the recommendation of the Compensation and Human Resources Committee; provided, however, that (i) no amendment shall become effective without the approval of shareholders to the extent that such approval is required under Rule 16b-3 (or its successor), as in effect at such time; and
(ii) neither the Stock Retainer amount, nor any other provision of the Plan that affects the number of shares of Common Stock subject to a Stock Retainer, or the frequency with which Stock Retainers are paid, may be amended or otherwise modified more than once every six months, except as may be required to comply with the Code or Rule 16b-3, as they may be amended from time to time.

         4.3      GENERAL PROVISIONS.

                  (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any individual the right to continue to serve as a Director of the Corporation.

                  (b) No shares of Common Stock shall be issued under the Plan unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Corporation, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Corporation, give assurances, satisfactory to the Corporation, in respect of such matters as the Corporation or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

                  (c) Except as provided in Section 1.3 above, no person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan, except as to such shares of Common Stock, if any, as shall have been issued to such person.

                  (d) Nothing in this Plan is intended to preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to Directors that the Corporation now has or may hereafter put into effect.

         4.4 UNFUNDED PLAN. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. This Plan shall be unfunded. Deferred Stock Grants under Sections 2.2 and 2.3 shall continue for all purposes to be part of the general funds of the Corporation until Certificates are issued in accordance with Section 4.5, below. To the extent that a Director or beneficiary acquires a right to receive payments from the Corporation

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                                                                   Exhibit 10.21

under the Plan, such right shall not be greater than the right of any unsecured general creditor of the Corporation, and such right shall be an unsecured claim against the general assets of the Corporation. Although bookkeeping accounts may be established with respect to individual Directors, any such accounts shall be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets that may at any time be represented by shares or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Board be deemed to be a trustee of any shares or rights thereto to be granted under this Plan. Any liability or obligation of the Corporation to any Director with respect to shares or rights thereto under this Plan shall be based solely upon any contractual obligation that may be created by this Plan, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation.

         4.5 TITLE TO SHARES. Title to shares remains with the Corporation until Certificates are issued. Amounts credited to each Director's Stock Account shall not be specifically set aside or otherwise segregated, but shall be combined with corporate assets. Title to such shares shall remain with the Corporation, and the Corporation's only obligation shall be to make timely payments in accordance with the Plan.

         4.6 ASSIGNABILITY. No right to receive payment hereunder shall be transferable or assignable by a Director except by will or the laws of descent and distribution. All rights with respect to Restricted Shares granted to a Director shall be exercisable during a Director's lifetime only by the Director or the Director's Personal Representative.

         4.7 ADMINISTRATION. The Compensation and Human Resources Committee shall interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Compensation and Human Resources Committee on any question concerning the interpretation of the Plan or its administration shall be final and binding on all Directors.

         4.8 GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Michigan.

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                                                                   Exhibit 10.21

         IN WITNESS WHEREOF, this Champion Enterprises, Inc. 2000 Stock Compensation Plan for Nonemployee Directors (as amended and restated effective December 18, 2002) has been executed on behalf of the Corporation on this the 15th day of February, 2003.

                                    CHAMPION ENTERPRISES, INC.

                                    By: /s/ WALTER R. YOUNG
                                        ----------------------------------------
                                        Walter R. Young
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

BOARD APPROVAL OF RESTATEMENT: 12/18/02

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